CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated June 2, 1995 accompanying the financial statements of ABT Florida High Income Municipal Bond Fund (a series of shares of beneficial interest of ABT Southern Master Trust). These financial statements are incorporated by reference in Part C of Post-Effective Amendment No. 20 to this Registration Statement and Prospectus on Form N-1A of Evergreen Municipal Trust. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.


Tait, Weller, & Baker
2 Penn Center Plaza
Philadelphia, Pennsylvania 19102
October 24, 1995